Exhibit 32.1

18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Annual Report of Caribbean American Health Resorts,Inc  on Form 10-KSB for the period ending  December 31, 2005 as filed with the Securities and Exchange  Commission  on the date  hereof,  I, Halton Martin, Chief  Executive Officer and Principal Financial Officer of the Company,  certify, pursuant to 18 U.S.C.  ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

     1. The Report complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Halton Martin	June 26, 2007
Halton Martin
Chief Executive Officer and
Principal Financial Officer